Exhibit 10.1

This Agreement is made on the 02 day of Jan, 2017

Between

US Lighting Group, Inc.
(herein referred to as “Company”)
34099 Melinz Parkway, Unit E
Eastlake, OH 454095

and

Paul Spivak
(herein referred to as “Employee”)
309 Lake Breeze Cv.
Eastlake, OH 44117

(collectively, the “Parties”)

WHEREAS, Company and Employee desire to enter into this Employment Agreement to provide for compensation to be paid and provided by Company to Employee in connection therewith, and to set forth the respective rights and duties of the Parties;

AND WHEREAS, Company desires to retain the services of Employee in the capacity of its President & CEO;

AND WHEREAS, the Parties wish to record and confirm their agreement.

Now therefore for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	Recitals

The Recitals set forth above are confirmed by the Parties and form part of this Agreement.

2.	Employment

The Company agrees to employ the Employee and the Employee agrees to accept the employment described in this Agreement.

3.	Duties

Employee shall serve as President & CEO of Company, with such duties as are customarily associated with such position.

4.	Extent of Services

The Employee shall devote such of his/her time and effort, as Employee deems necessary or desirable to the discharge of his/her duties hereunder. The Company acknowledges that Employee is engaged in other business activities and that s/he will continue such activities during the term of this Agreement. Employee shall not be restricted from engaging in other business activities during the term of this Agreement. The Employee shall at all times faithfully and to the best of his/her ability perform his/her duties under this Agreement. The duties shall be rendered at the Company’s office in Eastlake, Ohio or at such other place or places and at such times as the needs of the Company may from time-to-time dictate.

5.	Term

The term of this Agreement shall begin on 01/02/17 (“Effective Date”). This Agreement shall not give the Employee any enforceable right to employment beyond this term.

6.	Compensation

6.1 Base Compensation. The Employee will receive a base salary payable in accordance with the Company’s standard payroll procedures in the amount of $150,000 yearly. The Employee is eligible for performance-based bonuses, but there is no assurance or expectation that bonuses will be paid. Bonuses will be paid, if at all, in the sole discretion of the Board of Directors.

6.2 Issuance of Common Stock. In consideration for the services to be provided by Employee pursuant to Section 3, above, the Employee might periodically receive shares of Common Stock of the Company.

7.	Expenses.

Employee shall be reimbursed for any pre-approved travel and related expenses when providing services to the Company; subject to a written estimate or statement which must be provided by the Employee to the Company and approved by the Company’s President.

8.	Termination.

8.1 For Cause. The Company may terminate the Employee’s employment at any time “for cause” with immediate effect upon delivering written notice to the Employee. For purposes of this Agreement, “for cause” shall include: (a) embezzlement, theft, larceny, material fraud or other acts of dishonesty; (b) material violation by Employee of any of his/her obligations under this Agreement; (c) conviction of or entrance of a plea of guilty or nollo contendere to a felony or other crime which has or may have a material adverse effect on the Employee’s ability to carry out his/her duties under this Agreement or upon the reputation of the Company; (d) gross insubordination or repeated insubordination after written warning by the Chairman of the Board of Directors; or (e) material and continuing failure by the Employee to perform his/her duties in a quality and professional manner for at least sixty (60) days after written warning by the Board of Directors or its Chairman. Upon termination for cause, the Company’s sole and exclusive obligation will be to pay the Employee his/her compensation earned through date of termination, and the Employee shall not be entitled to any compensation after the date of termination.

8.2 Upon Death. In the event of the Employee’s death during the term of this Agreement, the Company’s sole and exclusive obligation will be to pay to the Employee’s spouse, if living, or to his/her estate, if his/her spouse is not then living, the Employee’s compensation earned through the date of death.

8.3 Upon Disability. The Company may terminate the Employee’s employment upon the Employee’s total disability. The Employee shall be deemed to be totally disabled if s/he is unable to perform his/her duties under this Agreement by reason of mental or physical illness or accident for a period of three (3) consecutive months. Upon termination by reason of the Employee’s disability, the Company’s sole and exclusive obligation will be to pay the Employee his/her compensation earned through the date of termination.

8.4 Without Cause. The Company may terminate the Employee’s employment without cause at any time.

9.	Confidentiality.

Employee shall hold confidential and not publish, disclose or make accessible to any other person not bound by an obligation of confidentiality, all confidential information, if any, which Employee may, from time to time, possess relating to the financial condition, results of operation, business, property, assets, or liabilities of the Company; provided, however, the restrictions of this sentence shall not apply to information that (i) is publicly available, (ii) already is known to Employee at the time of disclosure, or (iii) is received from a third party not under any obligation of confidentiality to the Company.

10.	Significance of Headings

Section and Subsection headings contained herein are solely for the purpose of convenience, and are not in any sense to be given weight in the construction of this Agreement. Accordingly, in the case of any question with respect to the construction of this Agreement, it is to be construed as though Section and Subsection headings have been omitted.

11.	Employer/Employee Relationship

This Agreement shall specifically include any employer/Employee relationship.

12.	Binding Upon Successors

This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Parties.

13.	Entire Agreement

This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the Parties hereto with respect thereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory between the Parties other than as expressly set forth in this Agreement.

14.	Cooperation and Further Actions

The Parties agree to perform any and all acts and to execute and deliver any and all documents necessary or convenient to carry out the terms of this Agreement.

15.	Governing Law

This Agreement will be interpreted in accordance with the laws of Ohio and subject to the exclusive jurisdiction of the Courts therein.

16.	Severability

If any part, clause or condition of this Agreement is held to be partially or wholly invalid, unenforceable or inoperative for any reason whatsoever, such shall not affect any other provision or portion hereof, which shall continue to be effective as though such invalid, inoperative or unenforceable part, clause or condition had not been made.

17.	Third Party Beneficiaries

No terms or provisions of this Agreement are intended to be, or shall be, for the benefit of any person, firm, organization or corporation not a party hereto, and no such other person, firm, organization or corporation shall have any right or cause of action hereunder.

18.	Facsimile Notices

For purposes hereof, delivery of written notice shall be complete upon receipt of electronic facsimile, provided that any facsimile notice shall only be deemed received if (a) the transmission thereof is confirmed, and (b) facsimile notice is followed by written notice, made either by (i) personal delivery thereof, or (ii) via deposit in regular mail, postage prepaid, within three (3) business days following the facsimile notice. Notices shall be addressed to the Parties as follows:

If to Company:	US Lighting Group, Inc.
34099 Melinz Parkway, Unit E
Eastlake, OH 44095

with a copy to:	Morgan E. Petitti, Esq.
118 W. Streetsboro Road, #317
Hudson, OH 44236

If to Employee:	Paul Spivak
309 Lake Breeze Cv.
Eastlake, OH 44095

19.	No Modifications or Waivers

No amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by both of the Parties hereto. No waiver or any breach of any provision of this Agreement shall be effective or binding unless made in writing and signed by the Party purporting to give the same and unless otherwise provided in the written waiver, shall be limited to the specific breach waived.

20.	Communications

Any demand, notice or other communication to be given in connection with this Agreement shall be given in writing and may be given by personal delivery or by prepaid registered mail addressed to the recipient as set out herein or such other address or as may be designated by notice by either party to the other. When notice is given by personal delivery, to the extent that it is not actually received earlier by the addressee, it shall be deemed to have been received on the third (3rd) day after it is delivered to the courier by the addressor; when notice is given by prepaid registered mail it shall be deemed to have been received on the fourth (4th) day after it is mailed.

21.	Joint Preparation

The Parties to this Agreement have been represented by competent counsel. This Agreement is therefore deemed to have been jointly prepared by the Parties, and any uncertainty or ambiguity existing in it shall not be interpreted again either Party.

22.	Interpretations

In this Agreement unless there is something in the subject matter or context inconsistent therewith, the words “this Agreement”, “herein”, “hereby”, “hereunder”, “hereof’ and similar expressions refer to this Agreement as a whole and not to any particular section, subsection or other portion hereof.

23.	Counterparts

This Agreement may be executed in counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.

US LIGHTING GROUP, INC.

Per:	/s/ Paul Spivak
Paul Spivak, President
I have the authority to bind the corporation

/s/ Paul Spivak
Witness	Employee

This document shall serve as an amendment to the attached January 2, 2017 employment agreement between U.S. Lighting Group, Inc. and Paul Spivak whereby, effective July 1, 2020, Mr. Spivak shall be paid $3,000.00 per week, resulting in an annual salary of $156,000.00 as opposed to $150,000.00 per annum as stated in his January 2, 2017 employment agreement.

Date Accepted:

U.S. Lighting Group, Inc.

/s/ Paul Spivak
Paul Spivak, CEO